CUSIP No. 05577W200	13G/A	Page 13 of 13

Exhibit A

Beaudier Inc.

4338618 Canada Inc.

Laurent Beaudoin

Claire Bombardier Beaudoin

J.R. André Bombardier

Huguette Bombardier Fontaine

Janine Bombardier